EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Registration Statement on Amendment No. 3 to Form SB-2 of MinnErgy, LLC of our report dated May 10, 2007 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
Rochester, MN
November 6, 2007